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- - - ---------------------------------------------------------------------
                        STOCK PURCHASE AGREEMENT


                              by and among


                          MAXTOR CORPORATION,


                         MAXOPTIX CORPORATION

                                 and

                 KUBOTA ELECTRONICS AMERICA CORPORATION


                     Dated as of December 26, 1994



                            TABLE OF CONTENTS

                                                                Page

INTRODUCTION....................................................  1

RECITALS........................................................  1

ARTICLE I      DEFINITIONS......................................  2

     1.01  Defined Terms........................................  2
     1.02  "Best Knowledge of Buyer.............................  2
     1.03  "Best Knowledge of Seller............................  2

ARTICLE II     PURCHASE AND SALE OF MAXOPTIX STOCK..............  3

     2.01  Purchase and Sale of Shares..........................  3
     2.02  Purchase Price.......................................  3
     2.03  Payment..............................................  3

ARTICLE III    REPRESENTATIONS AND WARRANTIES OF SELLER AND
               MAXOPTIX.........................................  3

     3.01  Due Incorporation; Corporate Authority...............  3
     3.02  Authorization........................................  4
     3.03  Effect of Agreement..................................  4
     3.04  Litigation...........................................  4
     3.05  Disclosure...........................................  4
     3.06  Title to Shares......................................  5
     3.07  Capitalization of Maxoptix...........................  5
     3.08  Subsidiaries.........................................  5
     3.09  Title to Property....................................  6
     3.10  Defaults.............................................  6
     3.11  Compliance with Law..................................  6
     3.12  Toxic Wastes; Employee Safety, etc...................  6
     3.13  Employment Contracts.................................  7
     3.14  Financial Statements.................................  8
     3.15  Contingent Liabilities...............................  8

ARTICLE IV     REPRESENTATIONS AND WARRANTIES OF BUYER..........  8

     4.01  Due Incorporation; Corporate Authority...............  8
     4.02  Authorization........................................  8
     4.03  Effect of Agreement..................................  9
     4.04  Litigation...........................................  9
     4.05  Disclosure...........................................  9
     4.06  Investment Representations...........................  9

ARTICLE V      COVENANTS OF SELLER AND MAXOPTIX................. 10

     5.01  Conduct of Business.................................. 10
                          TABLE OF CONTENTS
                              (Continued)

                                                                Page
                                                                ----
     5.02  Notice of Adverse Changes............................ 11
     5.03  Additional Actions Requiring Consent................. 11
     5.04  Communications....................................... 12
     5.05  Access............................................... 12
     5.06  Convertible Stock Option Rights...................... 13
     5.07  Regulatory Matters................................... 13
     5.08  Related Agreements................................... 13

ARTICLE VI     COVENANTS OF BUYER............................... 14

     6.01  Communications....................................... 14
     6.02  Regulatory Matters................................... 14
     6.03  Related Agreements................................... 14
     6.04  Payment to Pentax.................................... 14
     6.05  Guaranty............................................. 14

ARTICLE VII    CONDITIONS TO OBLIGATIONS OF MAXOPTIX AND
               SELLER........................................... 15

     7.01  Accuracy of Representations and Warranties........... 15
     7.02  Fulfillment of Covenants............................. 15
     7.03  Approval of Sale..................................... 15
     7.04  No Litigation........................................ 15
     7.05  Consents Obtained.................................... 15
     7.06  Related Agreements................................... 15
     7.07  Kubota Guaranty...................................... 15

ARTICLE VIII   CONDITIONS TO OBLIGATIONS OF BUYER............... 16

     8.01  Accuracy of Representations and Warranties........... 16
     8.02  Fulfillment of Covenants............................. 16
     8.03  Approval of Sale..................................... 16
     8.04  No Litigation........................................ 16
     8.05  Consents Obtained.................................... 16
     8.06  No Adverse Changes................................... 16
     8.07  Opinion of Counsel................................... 17
     8.08  Related Agreements................................... 17

ARTICLE IX     INDEMNIFICATION AND RELEASE....................... 18

     9.01  Indemnification...................................... 18
     9.02  Mutual Release....................................... 18
     9.03  Most................................................. 19

ARTICLE X      CLOSING........................................... 19
                            TABLE OF CONTENTS
                               (Continued)

                                                                Page
                                                                ----
    10.01  Closing Date......................................... 19
    10.02  Instruments of Conveyance and Transfer............... 20
    10.03  Payment of Purchase Price............................ 20
    10.04  Other Documents...................................... 20
    10.05  Further Assurances of Seller and Maxoptix............ 20

ARTICLE XI     TERMINATION...................................... 20

    11.01  Mutual Consent....................................... 20
    11.02  Effect of Termination................................ 20

ARTICLE XII    PAYMENT OF EXPENSES.............................. 20

    12.01  Expenses............................................. 20
    12.02  Brokers.............................................. 20

ARTICLE XIII   GENERAL PROVISIONS............................... 21

    13.01  Notices.............................................. 21
    13.02  Headings............................................. 22
    13.03  Counterparts......................................... 22
    13.04  Binding Nature....................................... 22
    13.05  Waiver............................................... 22
    13.06  Entire Agreement..................................... 22
    13.07  No Third Party Beneficiary Rights.................... 23
    13.08  Good Faith........................................... 23
    13.09  Applicable Law....................................... 23
    13.10  Severability......................................... 23
    13.11  Confidentiality...................................... 23

EXECUTION....................................................... 24


Schedules:

     Schedule 1 -   Exceptions to Representations and Warranties of
                    Seller and Maxoptix
     Schedule 1A -  List of Options
     Schedule 2 -   List of Certain Contracts
     Schedule 3 -   Financial Statements
     Schedule 4 -   Exceptions to Representations and Warranties of
                    Buyer
                           TABLE OF CONTENTS
                               (Continued)

                                                                Page
                                                                ----
Exhibits:

     Exhibit A  -   Termination of Exchange Right Notice
     Exhibit B  -   Patent Cross-License Agreement
     Exhibit C  -   Noncompetition Agreement
     Exhibit D  -   Debt Extinguishment Agreement
     Exhibit E  -   Joint Venture Termination Agreement
     Exhibit F  -   Guaranty


                        STOCK PURCHASE AGREEMENT
                        ------------------------

      THIS STOCK PURCHASE AGREEMENT ("Agreement") is made and entered into as of the 26th day of December 1994, by and among MAXTOR
CORPORATION, a Delaware corporation ("Seller"), KUBOTA ELECTRONICS AMERICA CORPORATION, a Delaware corporation ("Buyer"), and MAXOPTIX CORPORATION, a Delaware corporation ("Maxoptix").

                            R E C I T A L S
                            ---------------
      A. Pursuant to that certain Agreement to Organize a Jointly Owned Corporation by and between Kubota Corporation, a Japanese corporation ("Kubota") and Seller, dated as of March 10, 1989 (the "Joint Venture Agreement"), Kubota and Seller organized Maxoptix to research, develop, manufacture and distribute certain optical data storage devices.

      B. As of the date hereof, Seller owns Seven Hundred Fourteen Thousand Five Hundred Eighty Seven (714,587) shares of issued and outstanding common stock of Maxoptix and Seven Million Four Hundred Twenty Five Thousand (7,425,000) shares of issued and outstanding Series B preferred stock of Maxoptix (collectively, the "Shares").

      C. As of the date hereof, Kubota owns one hundred percent (100%) of the outstanding capital stock of Kubota U.S.A., Inc., a Delaware corporation ("Kubota U.S.A.") and Kubota U.S.A. owns one hundred percent (100%) of the outstanding capital stock of Buyer.

      D. Buyer desires to purchase from Seller, and Seller desires to sell to Buyer, all of Seller's Shares and other equity interests (or rights to same) in Maxoptix as Seller may hold, if any, all upon the terms and conditions set forth in this Agreement.

      E. Buyer and Seller desire to take certain actions and execute other agreements and documents, as set forth herein, as may be necessary or desireable in order to effect an orderly transition to Buyer, Kubota and Maxoptix of the business contemplated by the Joint Venture Agreement.

      NOW, THEREFORE, in consideration of the premises set forth above and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereby agree as follows:
                               ARTICLE I
                              DEFINITIONS
                              -----------

      1.01 DEFINED TERMS. As used in this Agreement, the following terms are defined in the respective provisions of this Agreement as set forth below:

      Term                                                 Definition
      ----                                                 ----------

      "Closing" . . . . . . . . . . . . . . . . . . . . . . . .10.01
      "Closing Date"  . . . . . . . . . . . . . . . . . . . . .10.01
      "Confidentiality Agreement" . . . . . . . . . . . . . .5.08(e)
      "Debt Extinguishment Agreement" . . . . . . . . . . . .5.08(c)
      "Exchange Right"  . . . . . . . . . . . . . . . . . . . . 5.06
      "Exchange Shares" . . . . . . . . . . . . . . . . . . . . 5.06
      "Exon-Florio" . . . . . . . . . . . . . . . . . . . . . . 5.07
      "Financial Statements". . . . . . . . . . . . . . . . . . 3.14
      "Guaranty". . . . . . . . . . . . . . . . . . . . . . . . 7.07
      "HSR" . . . . . . . . . . . . . . . . . . . . . . . . . . 5.07
      "Joint Venture Termination Agreement" . . . . . . . . .5.08(d)
      "Noncompetition Agreement" . . . . . . . . . . . . . . 5.08(b)
      "Optionee"  . . . . . . . . . . . . . . . . . . . . . . . 5.06
      "Patent Agreement". . . . . . . . . . . . . . . . . . .5.08(a)
      "Pentax". . . . . . . . . . . . . . . . . . . . . . . . . 6.04
      "Plan". . . . . . . . . . . . . . . . . . . . . . . . . . 5.06
      "Purchase Price"  . . . . . . . . . . . . . . . . . . . . 2.02
      "Released Claims" . . . . . . . . . . . . . . . . . . . . 9.01
      "Seller Shares" . . . . . . . . . . . . . . . . . . . . . 5.06
      "Shares"  . . . . . . . . . . . . . . . . . . . . . .Recital B
      "U.K. Shares" . . . . . . . . . . . . . . . . . . . . . . 3.08
      "U.K. Subsidiary" . . . . . . . . . . . . . . . . . . . . 3.08

      1.02   "BEST KNOWLEDGE OF BUYER".  For purposes of this
Agreement only, the term "Best Knowledge of Buyer" shall mean such knowledge as may be obtained by Buyer after conducting a reasonable investigation.

      1.03 "BEST KNOWLEDGE OF SELLER". For purposes of this Agreement only, the term "Best Knowledge of Seller" shall mean, with respect to information pertaining to Maxoptix or the U.K. Subsidiary, such knowledge as may be obtained by Seller after reasonable inquiry of the President and Chief Executive Officer and Corporate Controller of Maxoptix conducted by Seller, and with respect to information pertaining to Seller, such knowledge as may be obtained after conducting a reasonable investigation.

                              ARTICLE II
                   PURCHASE AND SALE OF MAXOPTIX STOCK
                   -----------------------------------

      2.01 PURCHASE AND SALE OF SHARES. Subject to the terms and conditions of this Agreement, on the Closing Date, Seller shall sell and deliver to Buyer, and Buyer shall purchase and accept from Seller, all rights, title and interest in and to the Shares and all of Seller's rights, title and interest in and to any other equity interest in Maxoptix or other interest convertible into an equity interest in Maxoptix.

      2.02 PURCHASE PRICE. As payment for the Shares and any and all other interests transferred to Buyer pursuant to, or in connection with, this Agreement, Buyer shall pay Seller the total amount of One Million Five Hundred Thousand United States Dollars (US$1,500,000) (the "Purchase Price").

      2.03 PAYMENT. At the Closing, Buyer shall pay the Purchase Price by wire transfer to Seller's account pursuant to written wire transfer instructions furnished by Seller to Buyer, or in the absence of such written instructions, by delivery of a cashiers' check payable to "Maxtor Corporation."


                              ARTICLE III
         REPRESENTATIONS AND WARRANTIES OF SELLER AND MAXOPTIX
         -----------------------------------------------------

      Except as set forth on the attached Schedule 1, Seller and Maxoptix, as the case may be, severally represent and warrant to Buyer that (it is understood that all representations and warranties contained in this Article III relating to the U.K. Subsidiary shall be made solely by Maxoptix):

      3.01 DUE INCORPORATION; CORPORATE AUTHORITY. Seller and Maxoptix were duly incorporated and organized and are validly existing and in good standing under the laws of the State of Delaware. The U.K. Subsidiary was duly incorporated and organized and is validly existing and in good standing under the laws of the United Kingdom. Seller, Maxoptix and the U.K. Subsidiary have all necessary corporate power and authority to own their respective properties and to carry on their respective businesses as now being conducted, and possess all licenses, permits, authorizations, franchises, rights and privileges necessary to the conduct of their respective businesses. Seller and Maxoptix are duly qualified to do business and are in good standing in Delaware and California, and Seller, Maxoptix and the U.K. Subsidiary are duly qualified to do business and are in good standing in each state or jurisdiction where such qualification is required by the nature of their respective business operations.
      3.02 AUTHORIZATION. Seller and Maxoptix each have full corporate power and authority to enter into this Agreement and to carry out the transactions contemplated hereby. The Board of Directors and shareholders of Seller and Maxoptix have taken all corporate action, if any, required by law and their respective Articles of Incorporation, Bylaws and other charter documents to authorize the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby. This Agreement has been duly executed and delivered by and on behalf of Seller and Maxoptix, and constitutes the valid and binding obligation of Seller and Maxoptix, enforceable in accordance with its terms.

      3.03 EFFECT OF AGREEMENT. The execution, delivery and performance by Seller and Maxoptix of this Agreement, and the consummation by Seller and Maxoptix of the transactions herein contemplated, will not constitute a violation of any law or regulation of any governmental authority or result in a breach of the terms of, or constitute a default under or violation of, any provision of the Articles of Incorporation, Bylaws or other charter documents of Seller, Maxoptix or the U.K. Subsidiary, or any agreement or instrument to which Seller, Maxoptix or the U.K. Subsidiary is a party or by which Seller, Maxoptix or the U.K. Subsidiary is bound, nor will it give to any person other than Buyer any interests or rights, including rights of termination, acceleration or cancellation, in or with respect to any of the Shares or other interests transferred pursuant to this Agreement. Except for consents which shall have been obtained prior to the Closing, no consent of any person not a party to this Agreement and no consent of any governmental authority is required to be obtained on the part of Seller, Maxoptix or the U.K. Subsidiary to permit the consummation of the transactions contemplated by this Agreement.

      3.04 LITIGATION. There are no claims, actions, suits, investigations or proceedings pending or, to the Best Knowledge of Seller, threatened against or affecting Seller, Maxoptix or the U.K. Subsidiary or any of their respective properties or businesses at law or in equity, or before or by any governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, which if determined adversely would have a material adverse effect on (i) the business of Maxoptix or the U.K. Subsidiary, (ii) the ability of Buyer, Kubota, Maxoptix or the U.K. Subsidiary to carry on the business of Maxoptix or the U.K. Subsidiary after the Closing, or
(iii) the ability of Seller or Maxoptix to perform their respective obligations under this Agreement.

      3.05 DISCLOSURE. No information furnished to Buyer or Kubota by or on behalf of Seller, Maxoptix or the U.K. Subsidiary contains any untrue statement of a material fact or omits to state a material fact necessary to make such statement, in light of the circumstances under which it was made, not misleading. For purposes of this Section 3.05, material facts include any information which a reasonably prudent buyer would consider relevant in determining whether or not to purchase the Shares, or in determining the price to pay for such Shares. It is specifically understood that neither Maxoptix nor the U.K. Subsidiary is authorized by Seller to act on Seller's behalf or to represent Seller in any way.

      3.06 TITLE TO SHARES. Seller is the owner of the Shares, beneficially and of record, free and clear of any liens, encumbrances, security agreements, pledges, options, claims, charges or restrictions of any nature whatsoever, except for restrictions on transfer arising under federal, state and foreign securities laws.

      3.07 CAPITALIZATION OF MAXOPTIX. As of the date hereof, (i) Maxoptix is authorized to issue Fifteen Million (15,000,000) shares of common stock, Two Million Four Hundred Seventy Five Thousand (2,475,000) shares of Series A Preferred Stock, Seven Million Four Hundred Twenty Five Thousand (7,425,000) shares of Series B Preferred Stock and One Million Six Hundred Thousand (1,600,000) shares of Series C Preferred Stock, of which Seven Hundred Sixty Eight Thousand Four Hundred (768,400), Two Million Four Hundred Seventy Five Thousand (2,475,000), Seven Million Four Hundred Twenty Five Thousand (7,425,000) and One Million Six Hundred Thousand (1,600,000) shares of Common, Series A Preferred, Series B Preferred and Series C Preferred, respectively, are issued and outstanding, (ii) all issued and outstanding shares have been validly issued, are fully paid and non-assessable, and were issued in compliance with or pursuant to an exemption from the registration requirements of all applicable U.S. federal and state and foreign securities laws and (iii) Maxoptix has no outstanding subscriptions, contracts, options, warrants or other obligations to issue, sell, purchase, redeem or otherwise issue, dispose of or acquire any of its capital stock or other equity interests, except for the options listed on the attached Schedule 1A.

      3.08 SUBSIDIARIES. To the Best Knowledge of Seller, except for Maxoptix Europe Limited, a corporation formed under the laws of the United Kingdom and a wholly-owned subsidiary of Maxoptix (the "U.K. Subsidiary"), Maxoptix does not own a majority or controlling interest in any other corporation or entity. The U.K. Subsidiary is authorized to issue one thousand (1,000) shares of common stock, and no other stock, of which one hundred (100) shares are issued and outstanding (the "U.K. Shares"). All issued and outstanding U.K. Shares have been validly issued, are fully paid and non-assessable, and were issued in compliance with or pursuant to an exemption from the registration requirements of all applicable U.S. federal and state and foreign securities laws. Except for the U.K.
Shares, the U.K. Subsidiary has no outstanding subscriptions, contracts, options, warrants or other obligations to issue, sell, purchase, redeem or otherwise issue, dispose of or acquire any of its capital stock or other equity interests. Maxoptix is the owner of the U.K. Shares, beneficially and of record, free and clear of any liens, encumbrances, security agreements, pledges, options, claims, charges or restrictions of any nature whatsoever, except for restrictions on transfer arising under federal, state and foreign securities laws.

      3.09 TITLE TO PROPERTY. To the Best Knowledge of Seller, Maxoptix has good and marketable title to all of its property, whether real, personal, tangible or intangible, free and clear of restrictions on or conditions to transfer or assignment, and free and clear of mortgages, liens, pledges, encumbrances, claims, or other restrictions.

      3.10 DEFAULTS. To the Best Knowledge of Seller, neither Seller, Maxoptix nor the U.K. Subsidiary is in material default under any agreement with or commitment to any third party (or any agreement with or commitment between or among Seller, Maxoptix and/or the U.K. Subsidiary), nor is any third party in material default under any agreement with or commitment to Seller, Maxoptix or the U.K. Subsidiary. For purposes of this Section 3.10, material defaults include any default which a reasonably prudent buyer would consider relevant in determining whether or not to purchase the Shares or in determining the price to pay for such Shares.

      3.11 COMPLIANCE WITH LAW. To the Best Knowledge of Seller, Maxoptix and the U.K. Subsidiary possess all regulatory consents, authorizations, approvals, licenses and permits required by federal, state, local and foreign laws and regulatory agencies in connection with the conduct of all material aspects of their respective businesses. The operations of Maxoptix and the U.K. Subsidiary are conducted in compliance with all such consents, authorizations, approvals, licenses and permits and with all laws, regulations and other requirements applicable to their respective businesses.

      3.12   TOXIC WASTES; EMPLOYEE SAFETY, ETC.  To the Best
Knowledge of Seller, Maxoptix and the U.K. Subsidiary have complied in all material respects with all applicable laws and regulations regarding the control, removal, disposal and storage of all toxic or hazardous substances or wastes generated by their respective businesses. Neither Maxoptix nor the U.K. Subsidiary is presently in violation of:

         (i) any federal, state or local, regulation or ordinance governing the protection of the environment or human health with respect to toxic or hazardous substances or wastes, or
         (ii) any provision of OSHA, or any state equivalent, or any regulation promulgated thereunder.

No action, proceeding, investigation, claim, suit or the like is pending or, to the Best Knowledge of Seller has been threatened, against Maxoptix or the U.K. Subsidiary by any governmental agency or any third party with respect to toxic or hazardous substances or wastes, occupational health and safety, or environmental damage or contamination.

      3.13 EMPLOYMENT CONTRACTS. To the Best Knowledge of Seller, the attached Schedule 2 contains a full and complete list of each partially or totally executory contract or agreement to which Maxoptix or the U.K. Subsidiary is a party, or by which Maxoptix or the U.K. Subsidiary is bound in any respect, including, without limitation, any and all:

         (i) material contracts or agreements for the joint performance of work or services, and all other joint venture or teaming agreements;

         (ii) management or employment contracts, consulting contracts, or termination and severance agreements;

         (iii) employee non-disclosure agreements, proprietary invention agreements or other contracts or agreements relating to the confidentiality of any intellectual property of Maxoptix or the U.K. Subsidiary and rights of Maxoptix or the U.K. Subsidiary with respect to any such property developed by any of their respective employees, contractors, servants or agents;

         (iv) material contracts or agreements with any director, officer, employee, consultant or shareholder and

         (v) all benefit plans made available to employees of Maxoptix or the U.K. Subsidiary.

As used in this Section 3.13, the terms "contract" and "agreement" mean and include every material contract, agreement and commitment, whether written or oral. To the Best Knowledge of Seller, no employee, contractor, officer or director of Maxoptix or the U.K. Subsidiary has given Maxoptix or the U.K. Subsidiary notice of such party's intent to terminate his or her employment or other relationship with Maxoptix or the U.K. Subsidiary, nor to the Best Knowledge of Seller, has any such party threatened to terminate his or her employment or other relationship with Maxoptix or the U.K. Subsidiary.
      3.14 FINANCIAL STATEMENTS. Attached hereto as Schedule 3 are the income statements of Maxoptix and the U.K. Subsidiary for the eight (8) month period ending November 19, 1994 and the years ending March 26, 1994, March 27, 1993 and March 28, 1992; the balance sheets for Maxoptix and the U.K. Subsidiary as of November 19, 1994 and March 26, 1994, March 27, 1993 and March 28, 1992; and a statement of cash flows of Maxoptix and the U.K. Subsidiary for the years ending March 26, 1994, March 27, 1993 and March 28, 1992 (collectively the "Financial Statements"). The Financial Statements reflect the income and cash flows of Maxoptix and the U.K. Subsidiary for the periods reported therein and the financial position of Maxoptix and the U.K. Subsidiary as of the dates reported therein, all in accordance with U.S. generally accepted accounting principles consistently applied (or, with respect to the U.K. Subsidiary, in accordance with U.K. generally accepted accounting principles consistently applied), including all footnotes thereto.

      3.15 CONTINGENT LIABILITIES. To the Best Knowledge of Seller, neither Maxoptix nor the U.K. Subsidiary has any material contingent or fixed liabilities except those disclosed in the Financial Statements, including, without limitation, contingent liabilities relating to intellectual property infringement, environmental matters, federal or state income taxes, property taxes, or other material liabilities however remote or contingent relating to the business of Maxoptix or the U.K. Subsidiary.


                            ARTICLE IV
              REPRESENTATIONS AND WARRANTIES OF BUYER
              ---------------------------------------

      Except as set forth on the attached Schedule 4, Buyer represents and warrants to Seller that:

      4.01 DUE INCORPORATION; CORPORATE AUTHORITY. Buyer is a corporation duly incorporated and organized, validly existing and in good standing under the laws of the State of Delaware and has all necessary corporate power and authority to own its properties and to carry on its business as now being conducted.

      4.02 AUTHORIZATION. Buyer has full corporate power and authority to enter into this Agreement and to carry out the transactions contemplated hereby. The Board of Directors and shareholders of Buyer have taken all corporate action, if any, required by law and by Buyer's Articles of Incorporation, bylaws and other charter documents to authorize the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby. This Agreement has been duly executed and delivered by and on behalf of Buyer and constitutes the valid and binding obligation of Buyer, enforceable in accordance with its terms.
      4.03 EFFECT OF AGREEMENT. The execution, delivery and performance by Buyer of this Agreement, and the consummation by Buyer of the transactions herein contemplated, will not constitute a violation of any law or regulation of any governmental authority, or result in a breach of the terms of, or constitute a default under or violation of, any provision of the Articles of Incorporation, bylaws or other charter documents of Buyer, or any agreement or instrument to which Buyer is a party or by which Buyer is bound. Except for consents which have been obtained prior to Closing, no consent of any person not a party to this Agreement and no consent of any governmental authority is required to be obtained on the part of Buyer to permit the consummation of the transactions contemplated by this Agreement.

      4.04 LITIGATION. There are no actions, suits, proceedings or investigations pending or, to the Best Knowledge of Buyer, threatened against or affecting Buyer or any of its properties or businesses, at law or in equity, or before or by any governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, which if determined adversely would have a material adverse effect on Buyer's ability to perform its obligations under this Agreement.

      4.05 DISCLOSURE. No information furnished to Seller by or on behalf or Buyer contains any untrue statement of a material fact or omits to state a material fact necessary to make such statement, in light of the circumstances under which it was made, not misleading. For purposes of this Section 4.05, material facts include any information which a reasonably prudent seller would consider relevant in determining whether or not to sell the Shares or in determining the price to accept for such Shares.

      4.06   INVESTMENT REPRESENTATIONS.

         (a) The Shares purchased hereunder will be acquired: (i) for Buyer's own account, and not with a view to, or for the sale, transfer or the distribution of any part thereof; (ii) not with any intention of selling, offering to sell, or otherwise disposing of or distributing any portion thereof; and (iii) not as a nominee for any person or entity.

         (b) Buyer understands that the Shares will not be registered under the Securities Act of 1933, as amended (the "Securities Act"), by reason of, among other things, reliance upon certain exemptions therefrom, and that the reliance of Seller on such exemptions is predicated upon, among other things, the bona fide nature of Buyer's investment intent as expressed herein.
         (c) Buyer understands that the securities being purchased hereunder are restricted securities within the meaning of Rule 144 under the Securities Act; that such securities are not registered and must be held indefinitely unless they are subsequently registered or an exemption from such registration is available.

         (d) Buyer understands that no public market exists for any of the securities issued by Maxoptix and that Maxoptix is under no obligation to register the Shares or any of its securities under the Securities Act.

         (e) The entire legal and beneficial interest of the Shares is being acquired solely for the benefit of Buyer and will be held for its account only and neither in whole nor in part for any other person or entity.

         (f) Buyer is able to bear the economic risk of the acquisition of the Shares, including a complete loss of Buyer's investment.

         (g) Buyer has been afforded an opportunity to ask such questions of the officers and employees of Seller and Maxoptix concerning Maxoptix' business, operations, financial condition, assets, liabilities, and other relevant matters as Buyer has deemed necessary or desirable to enable it to evaluate the financial risk inherent in making an investment in the Shares.


                             ARTICLE V
                  COVENANTS OF SELLER AND MAXOPTIX
                  --------------------------------

      5.01 CONDUCT OF BUSINESS. From and after the execution and delivery of this Agreement and until the Closing or the termination of the executory obligations under this Agreement, whichever shall first occur:

         (i) Neither Seller, Maxoptix nor the U.K. Subsidiary shall engage in any activities or transactions related to the business of Maxoptix or the U.K. Subsidiary which is not contemplated by this Agreement and which is outside the ordinary course of the operations of the respective businesses of Maxoptix and the U.K. Subsidiary, without the prior written consent of Buyer, which consent shall not be unreasonably withheld or delayed;

         (ii) Seller, Maxoptix and the U.K. Subsidiary shall maintain all existing licenses, franchises, rights and privileges relating to their respective businesses (as may pertain to Maxoptix or the U.K. Subsidiary in the case of Seller);

         (iii) Seller, Maxoptix and the U.K. Subsidiary shall maintain their respective business organizations and preserve the goodwill of their respective businesses and the relationships of Seller, Maxoptix and the U.K. Subsidiary with suppliers, customers, employees and others with whom they deal (as may pertain to Maxoptix or the U.K. Subsidiary in the case of Seller);

         (iv) Maxoptix shall make no distributions or, except in the ordinary course of business, other payments to Maxtor, Kubota or any other party, except the payment to Pentax as described in
      Section 6.04 of this Agreement or any payment to Ricoh as contemplated under Section 2.01 of the Joint Venture Termination Agreement; and

         (v) Neither Maxoptix nor the U.K. Subsidiary shall merge with another organization, amend their respective Articles of Incorporation, Bylaws, or other charter documents, or otherwise effect a restructuring of Maxoptix or the U.K. Subsidiary.

      5.02 NOTICE OF ADVERSE CHANGES. To the extent known to Seller, Maxoptix or the U.K. Subsidiary, Seller, Maxoptix and the U.K. Subsidiary shall give prompt notice to Buyer of any material adverse change in the business of Maxoptix or the U.K. Subsidiary or any notice of default received by Maxoptix or the U.K. Subsidiary subsequent to the date of this Agreement and prior to the Closing under any instrument or agreement to which Maxoptix or the U.K. Subsidiary is a party or by which any of their respective properties are bound, or of the assertion of any claim which, if upheld, would render inaccurate any representation of Seller or Maxoptix in this Agreement.

      5.03 ADDITIONAL ACTIONS REQUIRING. Except as contemplated by this Agreement, between the date hereof and the Closing or the termination of the pre-Closing executory obligations under this Agreement, whichever shall first occur, in addition to the restrictions contained in Section 5.01 hereof, neither Maxoptix nor the U.K. Subsidiary shall, without the prior written consent of Buyer, which consent shall not be unreasonably withheld or delayed:

         (i) incur any obligations or liabilities (absolute or contingent) related to the business of Maxoptix or the U.K. Subsidiary, other than those incurred in the ordinary course of business;
         (ii) make any single capital expenditure, lease or commitment in excess of Fifty Thousand United States Dollars (US$50,000) for additions to property, plant, equipment or intangible capital assets or make aggregate capital expenditures, leases or commitments for such purposes in excess of Fifty Thousand United States Dollars (US$50,000);

         (iii) mortgage, pledge or subject to lien or other encumbrance (other than liens for taxes not yet payable) any assets of Maxoptix or the U.K. Subsidiary, tangible or intangible, other than in the ordinary course of business;

         (iv) sell, lease or transfer any of the assets of Maxoptix or the U.K. Subsidiary or cancel any debts or claims relating thereto, other than in the ordinary course of business;

         (v) enter into, amend or cancel any contract related to the business of Maxoptix or the U.K. Subsidiary other than customer orders and contracts entered into in the ordinary course of business; or

         (vi)  agree to do any of the foregoing.

      5.04 COMMUNICATIONS. Neither Maxoptix, Seller nor the U.K. Subsidiary shall make any public announcements concerning the transactions contemplated by this Agreement or discuss this Agreement or the transactions contemplated hereby with any third party (other than to employees and persons whose consent is needed to effectuate the transactions contemplated by this Agreement) without the prior approval of Buyer as to the content thereof, which approval shall not be unreasonably withheld or delayed by Buyer and shall not be withheld or delayed for any reason where such communication is required by applicable law.

      5.05 ACCESS. Between the date hereof and the Closing or the termination of the pre-Closing executory obligations under this Agreement, whichever shall first occur, Seller and Maxoptix shall afford Buyer's representatives reasonable access to the offices, records, personnel, and representatives (including independent accountants) of Maxoptix and the U.K. Subsidiary and to such of the financial, contractual and other records of Maxoptix and the U.K. Subsidiary as shall be reasonably necessary for Buyer's investigation of the business of Maxoptix and the U.K. Subsidiary, except that Maxoptix shall not be required to provide access to documents whose disclosure would result in a loss of the attorney-client privilege.
      5.06   CONVERTIBLE STOCK OPTION RIGHTS.

         (a) Pursuant to the Maxoptix 1989 Stock Option Plan (the "Plan"), certain Maxoptix employees (the "Optionees") are entitled to exchange certain shares of common stock of Maxoptix that were acquired under the Plan ("Exchange Shares") for shares of common stock of Seller. Under the Plan, Seller will issue one (1) share of common stock of Seller (which share shall be registered under the Securities Act of 1933) ("Seller Shares") for every ten (10) Exchange Shares surrendered for exchange (the "Exchange Right"). Immediately upon Closing, Seller shall provide the Notice of Termination of Exchange Right Pursuant to the Maxoptix Corporation 1989 Stock Option Plan, attached hereto as Exhibit A, to each of the Optionees, notifying the Optionees that the Optionees shall have One Hundred Twenty (120) days from the Closing Date to exercise their Exchange Right.

         (b) With respect to Optionees who own Exchange Shares or options to acquire Exchange Shares as of the Closing, such Optionees shall exercise their Exchange Right, if at all, in accordance with the terms of the Notice attached hereto as Exhibit A.

      5.07 REGULATORY MATTERS. As soon as practicable after the execution of this Agreement, Seller will cooperate with Buyer and Kubota to comply with (i) Section 721 et. seq. of the Defense Production Act of 1950, as amended, ("Exon-Florio"), (ii) the Hart-Scott-Rodino Anti-Trust Improvement Act of 1976, as amended ("HSR") and (iii) any notifications required under Japanese law.

      5.08   RELATED AGREEMENTS.

         (a) Seller and/or Maxoptix, as the case may be, shall execute and deliver the following agreements prior to or at the
Closing:

            (i) A Patent Cross-License Agreement in the form of the attached Exhibit B (the "Patent Agreement"),

            (ii) A Noncompetition Agreement in the form of the attached Exhibit C (the "Noncompetition Agreement"), and

            (iii) A Joint Venture Termination Agreement in the form of the attached Exhibit E (the "Joint Venture Termination Agreement").

         (b) Seller and Maxoptix shall execute and deliver a Debt Extinguishment Agreement, in the form of the attached Exhibit D, prior to the Closing.

                              ARTICLE VI
                           COVENANTS OF BUYER
                           ------------------

      6.01 COMMUNICATIONS. Between the date hereof and the Closing, Buyer shall not make any announcements concerning the transactions contemplated by this Agreement or discuss this Agreement or the transactions contemplated hereby with any third party (other than to employees and persons whose consent is needed to effectuate the transactions contemplated by this Agreement, including, without limitation, Kubota and other affiliates of Buyer) without the prior approval of Seller as to the content thereof, which approval shall not be unreasonably withheld or delayed by Seller and shall not be withheld or delayed where such communication is required by applicable law.

      6.02 REGULATORY MATTERS. As soon as practicable after the execution of this Agreement, Buyer will take all actions reasonable and necessary to comply with (i) Section 721 et. seq. of the Defense Production Act of 1950, as amended, (ii) the Hart-Scott-Rodino Anti-Trust Improvement Act of 1976, as amended and (iii) any notification required under Japanese law.

      6.03   RELATED AGREEMENTS.

         (a) Buyer shall execute and deliver the following agreements prior to or at the Closing:

            (i) A Noncompetition Agreement in the form of the attached Exhibit C, and

            (ii) A Joint Venture Termination Agreement in the form of the attached Exhibit E.

         (b) Buyer shall execute and deliver a Debt Extinguishment Agreement, in the form of the attached Exhibit D, prior to the Closing.

      6.04 PAYMENT TO PENTAX. Seller has guaranteed the payment of certain obligations owed by Maxoptix to Asahi Optical, Ltd. ("Pentax") pursuant to the terms of that certain letter guarantee dated March 10, 1989 from Seller to Pentax. Within one (1) week of the execution of this Agreement, Maxoptix shall pay One Hundred Million Japanese Yen (Japanese Yen 100,000,000) to Pentax in partial satisfaction of the amounts now owed by Maxoptix to Pentax.

      6.05 GUARANTY. Contemporaneously with the execution of this Agreement, Buyer shall deliver a Guaranty in substantially the form of the attached Exhibit F, executed by Kubota, pursuant to which Kubota shall guarantee the full and faithful performance of all of Buyer's obligations under this Agreement and each of the Related Agreements.

                               ARTICLE VII
           CONDITIONS TO OBLIGATIONS OF MAXOPTIX AND SELLER
           ------------------------------------------------

      The obligations of Maxoptix and Seller, respectively, to consummate the Closing are subject to the satisfaction at or prior to the Closing of the following conditions:

      7.01 ACCURACY OF REPRESENTATIONS AND WARRANTIES. All of the representations and warranties made by the Buyer in this Agreement shall be true in all material respects as of the Closing with the same force and effect as though such representations and warranties had been made as of the Closing, and Buyer shall have delivered to Seller a certificate to such effect dated the Closing Date and signed by Buyer's President or any executive officer.

      7.02 FULFILLMENT OF COVENANTS. All of the terms, covenants and conditions of this Agreement to be complied with and performed by Buyer at or before the Closing shall have been duly complied with and performed and Buyer shall have delivered to Seller a certificate to such effect dated the Closing Date and signed by Buyer's President or any executive officer.

      7.03 APPROVAL OF SALE. All authorizations, consents and approvals of all federal, state and local governmental agencies and authorities required to be obtained in order to permit the consummation of the transactions contemplated by this Agreement shall have been obtained including, without limitation, Exon-Florio and HSR.

      7.04 NO LITIGATION. There shall be no litigation pending which has been brought for the purpose of enjoining the purchase and sale of the Shares, or any part thereof or any other transaction contemplated by this Agreement.

      7.05 CONSENTS OBTAINED. Buyer shall have delivered to Seller the written consent or approval of each person, organization or other party whose consent or approval shall be required in order to permit Buyer to consummate the transactions contemplated by this Agreement.

      7.06 RELATED AGREEMENTS. Buyer and Kubota shall have executed and delivered the Noncompetition Agreement, and Kubota shall have executed and delivered the Debt Extinguishment Agreement and the Joint Venture Termination Agreement.

      7.07 KUBOTA GUARANTY. Buyer shall deliver a Guaranty in substantially the form of the attached Exhibit F, executed by Kubota, pursuant to which Kubota shall guarantee the full and faithful performance of all of Buyer's obligation under this Agreement and each of the Related Agreements.

                             ARTICLE VIII
                  CONDITIONS TO OBLIGATIONS OF BUYER
                  ----------------------------------

      The obligation of Buyer to consummate the Closing is subject to the satisfaction at and prior to the Closing of the following conditions:

      8.01 ACCURACY OF REPRESENTATIONS AND WARRANTIES. All of the representations and warranties made by Maxoptix and/or Seller in this Agreement shall be true in all material respects as of the Closing with the same force and effect as though such representations and warranties had been made as of the Closing, and Seller shall have delivered to Buyer a certificate to such effect dated the Closing Date and signed by Seller's President or any executive officer.

      8.02 FULFILLMENT OF COVENANTS. All of the terms, covenants and conditions of this Agreement to be complied with and performed by Seller or Maxoptix at or before the Closing shall have been duly complied with and performed, and Seller shall have delivered to Buyer a certificate to such effect dated the Closing and signed by Seller's President or any executive officer.

      8.03 APPROVAL OF SALE. All authorizations, consents and approvals of all federal, state and local governmental agencies and authorities required to be obtained in order to permit the consummation of the transactions contemplated by this Agreement shall have been obtained including, without limitation, Exon-Florio and HSR.

      8.04 NO LITIGATION. There shall be no litigation pending which has been brought for the purpose of enjoining the purchase and sale of the Shares or any part thereof, or any other transaction contemplated by this Agreement.

      8.05 CONSENTS OBTAINED. Seller and Maxoptix shall have delivered to Buyer the written consent or approval of each person, organization or other party whose consent or approval shall be required in order to permit Seller and Maxoptix to consummate the transactions contemplated by this Agreement.

      8.06 NO ADVERSE CHANGES. The respective assets of Maxoptix and the U.K. Subsidiary shall not have been adversely affected in any material way as the result of any fire, accident or other casualties or any labor disturbance or act of God (whether or not covered by insurance) or to the Best Knowledge of Seller by any litigation which would have a material adverse impact on Maxoptix' financial position or results of operations.

      8.07 OPINION OF COUNSEL. Buyer shall receive a favorable opinion of the General Counsel of Seller, dated the Closing Date, to the effect that:

         (i) Seller, Maxoptix and the U.K. Subsidiary were duly incorporated and organized,

         (ii) Seller and Maxoptix are validly existing and in good standing under the laws of Delaware,

         (iii) The U.K. Subsidiary is validly existing and in good standing under the laws of the United Kingdom.

         (iv) Seller, Maxoptix and the U.K. Subsidiary have the corporate power and authority to own their respective properties and assets and to carry on their respective businesses as currently conducted,

         (v) Seller and Maxoptix have the corporate power and authority to enter into and perform this Agreement and the transactions contemplated herein,

         (vi) this Agreement and the transactions contemplated herein have been duly authorized by all necessary corporate action on the part of Seller and Maxoptix and have been duly executed and delivered by Seller and Maxoptix,

         (vii) the capitalization of Maxoptix and the U.K. Subsidiary is as set forth in Article III hereof as of the Closing Date, and

         (vii) the obligations under this Agreement and the obligations under the Noncompetition Agreement, the Patent Agreement, the Joint Venture Termination Agreement and the Debt Extinguishment Agreement are enforceable in accordance with their terms, except as limited by principles of equity and with respect to bankruptcy and creditors' rights.

      8.08 RELATED AGREEMENTS. Seller and Maxoptix shall have executed and delivered the Patent Agreement, the Noncompetition
Agreement, the Debt Extinguishment Agreement, and the Joint Venture Termination Agreement.

                              ARTICLE IX
                      INDEMNIFICATION AND RELEASE
                      ---------------------------

      9.01   INDEMNIFICATION.

         (a) INDEMNIFICATION AND RELEASE. Subject to Section 9.01(b) herein, Seller shall indemnify, defend and hold harmless Buyer and Buyer's successors and assigns against and with respect to any damage, loss, cost, expense, or liability (including reasonable attorney's fees) ("Loss") resulting from any false representation or breach of warranty on the part of Seller or Maxoptix under this Agreement or from any false representation in any certificate, list, schedule, exhibit or other instrument furnished to Buyer in contemplation of this Agreement. The maximum aggregate liability of Seller pursuant to the indemnities provided under Section 9.01(a) shall not exceed $100,000. Seller shall have no obligation to provide indemnification (i) until the total amount of Losses for which Buyer has sought indemnification hereunder shall exceed $25,000, (ii) for any false or inaccurate statement contained in the representation and warranty provided under Section 3.14 and (iii) for claims submitted by Buyer more than six months after the Closing Date.

         (b) IN NO EVENT SHALL ANY PARTY HERETO BE LIABLE TO ANY OTHER PARTY HERETO FOR ANY SPECIAL, CONSEQUENTIAL, INCIDENTAL, INDIRECT, EXEMPLARY OR PUNITIVE DAMAGES, HOWEVER CAUSED, WHETHER FOR BREACH OF CONTRACT, NEGLIGENCE OR OTHERWISE, AND WHETHER OR NOT THE PARTY MAKING SUCH CLAIM HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

         (c) EXCLUSIVE REMEDIES. The indemnification provisions provided under this Article IX are intended to be the exclusive remedy and recourse of Buyer for any and all claims made by Buyer for any misrepresentation or breach of any representation, warranty or covenant by Seller or Maxoptix and Seller shall have no liability beyond such indemnity for any such misrepresentation or breach under any theory of law.

      9.02   MUTUAL RELEASE.

         (a) Effective upon the Closing, Seller hereby waives, discharges and releases in full, any claims Seller may have now or in the future against Maxoptix arising out of any liability or obligation of Maxoptix to Seller arising at or prior to the Closing, excluding claims arising out of post-closing executory obligations of Maxoptix pursuant to this Agreement or any exhibit or schedule hereto ("Seller's Released Claims"). This release shall not in any way affect or diminish Maxoptix' warranty obligations with respect to any Maxoptix products.
         (b) Effective upon the Closing, Maxoptix hereby waives, discharges and releases in full, any claims Maxoptix may have now or in the future against Seller arising out of any liability or obligation of Seller to Maxoptix arising at or prior to the Closing, excluding claims arising out of post-closing executory obligations of Seller pursuant to this Agreement or any exhibit or schedule hereto ("Maxoptix' Released Claims").

         (c)   Seller and Maxoptix acknowledge the provisions of
Section 1542 of the California Civil Code which provides: "A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR." Notwithstanding the foregoing, effective upon the Closing, Seller and Maxoptix hereby release all known and unknown claims against the other relating to Seller's Released Claims and Maxoptix' Released Claims, respectively.

         (d) The releases contained in this Section 9.02 shall not apply to the debt owed by Maxoptix to Seller which is being contributed to the capital of Maxoptix by Seller prior to the Closing pursuant to the Debt Extinguishment Agreement. Any capital interest obtained by Seller upon the contribution of such debt to the capital of Maxoptix shall become a part of the equity interests being transferred to Buyer pursuant to the terms and conditions of this Agreement.

      9.03 MOST. Seller acknowledges that it has discussed selling the Shares to a company known as "Most," an affiliate of Nakamichi Corporation, a Japanese corporation ("Most"). Seller specifically represents and warrants that Seller is entitled to sell the Shares to Buyer pursuant to this Agreement without any restriction in connection with Seller's prior negotiations with Most. Seller shall indemnify, defend and hold harmless Maxoptix, Buyer and their respective successors, affiliates, agents, officers and directors with respect to any claim made by Most in connection with the transactions contemplated by this Agreement.


                            ARTICLE X
                             CLOSING
                             -------

      10.01 CLOSING DATE. The closing of the transactions contemplated by this Agreement (the "Closing") shall take place at 10:00 a.m. on January 23, 1995, or at such other time and date as may be mutually agreed upon in writing by the parties hereto (the time and date of closing as so determined being herein called the "Closing Date"). The Closing shall be held at the offices of Graham & James, 5 Palo Alto Square, Suite 1000, 3000 El Camino Real, Palo Alto, California 94306, or at such other place as the parties may agree upon in writing.
      10.02 INSTRUMENTS OF CONVEYANCE AND TRANSFER. At the Closing, Seller and/or Maxoptix shall deliver to Buyer certificates representing the Shares, duly endorsed for transfer to the Buyer.

      10.03 PAYMENT OF PURCHASE PRICE. At the Closing, Buyer shall pay the Purchase Price to Seller as required by Section 2.02 of this Agreement.

      10.04 OTHER DOCUMENTS. Buyer, Seller and Maxoptix shall deliver at the Closing such other documents, certificates, schedules, agreements and instruments called for by this Agreement to the party to whom such delivery is required to be made.

      10.05 FURTHER ASSURANCES OF SELLER AND MAXOPTIX. Seller and Maxoptix shall from time to time at the request of Buyer, and without further consideration, execute and deliver such instruments of transfer, conveyance and assignment in addition to those issued pursuant to Section 10.02 hereof, and take such other actions, as may be reasonably necessary to transfer, convey, assign to and vest in Buyer, and to put Buyer in possession of, the Shares and other interests in Maxoptix.


                            ARTICLE XI
                            TERMINATION
                            -----------

      11.01 MUTUAL CONSENT. The executory obligations under this Agreement may be terminated, and the purchase and sale of the Shares abandoned, at any time before the Closing Date, by mutual written consent of Buyer and Seller.

      11.02 EFFECT OF TERMINATION. Upon any permitted termination pursuant to the provision of this Article XI, all parties shall be relieved of all further obligations under this Agreement.


                           ARTICLE XII
                       PAYMENT OF EXPENSES
                       -------------------

      12.01 EXPENSES. The parties shall each pay their own legal and accounting fees and other out-of-pocket expenses incurred incident to the preparation and carrying out of this Agreement and the transactions herein contemplated, whether or not such transactions are consummated.

      12.02 BROKERS. Notwithstanding any other provision of this Agreement, each party agrees to indemnify and hold the other parties harmless against any and all loss, liability, damage, cost or expense (including for any fees, commissions, expenses or other payments to any broker or other person, and the costs and expenses of defending against such liability or asserted liability) based upon any claim made by a broker for services rendered to a party in connection with the sale of Maxoptix' stock, regardless of whether the transactions contemplated by this Agreement are consummated.


                          ARTICLE XIII
                       GENERAL PROVISIONS
                       ------------------

      13.01 NOTICES. No notice or other communication shall be deemed given unless sent in the manner, and to the persons, specified in this Section 13.01. All notices and other communications hereunder will be in writing and will be deemed given (a) upon receipt if delivered personally (unless subject to clause (b)) or if mailed by registered or certified mail, (b) on the day after dispatch if sent by overnight courier or (c) upon dispatch if transmitted by telecopy or other means of facsimile transmission (and confirmed by a copy delivered in accordance with clause (a) or (b)), addressed to the parties at the following addresses:

If to Buyer:         Kubota Electronics America Corporation
                     2880 Lakeside Drive, Suite 131
                     Santa Clara, CA 95054
                     Attn: President

With a copy to:      Graham & James
                     5 Palo Alto Square, Suite 1000
                     3000 El Camino Real
                     Palo Alto, CA  94306
                     Attention:  Robert E. Patterson, Esq.

If to Maxoptix:      Maxoptix Corporation
                     2520 Junction Avenue
                     San Jose, CA 95136
                     Attn:  President

If to Seller:        Maxtor Corporation
                     211 River Oaks Parkway
                     San Jose, CA 95134
                     Attn:  Mr. Walter D. Amaral

With a copy to:      Maxtor Corporation
                     211 River Oaks Parkway
                     San Jose, CA 95134
                     Attn:  Vice President, General Counsel

or to such other addresses or other persons as may be designated in writing by a party, by notice given as aforesaid.

      13.02 HEADINGS. The headings contained in this Agreement are inserted for the convenience of reference only and are not intended to affect the meaning or interpretation of this Agreement.

      13.03 COUNTERPARTS. This Agreement may be executed in one or more counterparts, and when so executed each counterpart shall be deemed to be an original, and said counterparts together shall constitute one and the same instrument.

      13.04 BINDING NATURE. This Agreement shall be binding upon and inure to the benefit of the parties hereto. None of the parties hereto may assign or transfer any rights or obligations under this Agreement, without the written consent of the other parties, which consent shall not be withheld unreasonably.

      13.05 WAIVER. Buyer, on the one hand, and Seller and Maxoptix, on the other hand, may, by written notice to the other:

         (i) waive any of the conditions to its obligations hereunder or extend the time for the performance of any of the obligations or actions of the other;

         (ii) waive any inaccuracies in the representations of the other contained in this Agreement or in any documents delivered pursuant to this Agreement;

         (iii) waive compliance with any of the covenants of the other contained in this Agreement; or

         (iv) waive or modify performance of any of the obligations of the other.

No action taken pursuant to this Agreement, including, without limitation, any investigation by or on behalf of either party, shall be deemed to constitute a waiver by the party taking such action of compliance with any representation, warranty, condition or agreement contained herein. Waiver of the breach of any one or more provisions of this Agreement shall not be deemed or construed to be a waiver of other breaches or subsequent breaches of the same provisions. It is specifically understood that Maxoptix is not authorized by Seller to act on Seller's behalf or to represent Seller in any way and has no authority to grant any waiver on Seller's behalf pursuant to this
Section 13.05.

      13.06 ENTIRE AGREEMENT. This Agreement (including the Schedules and Exhibits hereto) constitutes the entire agreement between the parties pertaining to the subject matter contained herein and supersedes all prior and contemporaneous negotiations, agreements, representations, and understandings of the parties relating to the subject matter hereof including, without limitation, any and all rights and obligations arising under that certain letter agreement regarding Pentax, dated September 15, 1994, between Kubota and Seller. No supplement, modification, or amendment of this Agreement shall be binding unless executed in writing by the party sought to be bound. The Agreement shall not be modified by subsequent course of conduct of the parties unless such modification is in writing and signed by the party sought to be bound.

      13.07 NO THIRD PARTY BENEFICIARY RIGHTS. This Agreement does not provide any rights to employees, future investors or any other parties as third party beneficiaries of this Agreement, but provides only for the respective rights and obligations of Buyer, Seller and Maxoptix, as between themselves.

      13.08 GOOD FAITH. Each of the parties hereto agrees that it shall act in good faith in an attempt to cause all the conditions precedent to its respective obligations to be satisfied and to transfer the Shares as set forth herein.

      13.09 APPLICABLE LAW. This Agreement shall be governed by the laws of the State of California, without application of principles of conflicts of law.

      13.10 SEVERABILITY. Should any provision of this Agreement be determined to be invalid, it shall be severed from this Agreement and the remaining provisions of this Agreement shall remain in full force and effect.

      13.11 CONFIDENTIALITY. The parties acknowledge that they have acquired substantial information about and belonging to each other, which information is confidential and proprietary. At all times after the Closing, without the express written consent of the disclosing party, no party shall disclose any information of any other party of a confidential or proprietary nature to any third parties, including, without limitation, information about customer bases, market opportunities, business plans and other trade secrets, and including all information (whether or not protectable as a trade secret or under other intellectual property laws) regarding the technical know-how and operational aspects of such parties business, or use any of the foregoing except as authorized herein.

     IN WITNESS WHEREOF, the undersigned have duly executed this Agreement as of the date first written above.


"BUYER"           KUBOTA ELECTRONICS AMERICA CORPORATION

                  By:  /s/  Fuyuhiko Usui
                       ----------------------
                  Its:   President
                       ----------------------


"SELLER"          MAXTOR CORPORATION

                  By:  /s/  Walter D. Amaral
                       ----------------------
                  Its: Sr. VP Finance and CFO
                       ----------------------


"MAXOPTIX"        MAXOPTIX CORPORATION

                  By:  /s/ R. Gordon Root
                       ----------------------
                  Its:         CEO
                       ----------------------